UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2013

LRAD Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-24248	87-0361799
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16990 Goldentop Road, Ste. A
San Diego, California 92127

(Address of Principal Executive Offices)

____________________

858-676-1112

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

LRAD Corporation (the “Company”) held its Annual Meeting of Stockholders on July 17, 2013. The following is a brief description of each matter voted upon at the 2013 Annual Meeting, as well as the number of votes cast for, against or withheld  as to each matter and the number of abstentions and broker non-votes with respect to each matter:

Election of Directors:

The five individuals listed below were elected at the 2013 Annual Meeting to serve for a one-year term on the Company’s Board of Directors:

	Number of Shares	Number of Shares
Nominee	Voted For	Withheld
Thomas R. Brown	13,103,606	498,971
Laura M. Clague	13,101,384	501,193
General John G. Coburn	13,476,124	126,453
Richard H. Osgood III	13,474,230	128,347
Dennis J. Wend	13,477,924	124,653

Ratification of Independent Registered Public Accounting Firm:

The ratification of the appointment of Squar, Milner, Peterson, Miranda & Williamson, LLP as the Company’s independent registered public accounting firm for the fiscal year ended September 30, 2013 was approved by the following votes:

For	Against	Abstain
27,815,611	142,225	18,609

Advisory Vote on the Compensation of our Named Executive Officers:

The compensation of the Company’s named executive officers as described in its Proxy Statement was approved, on an advisory, non-binding basis, by the following votes:

For	Against	Abstain	Broker Non-Votes
12,556,760	647,109	398,708	14,373,868

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 18, 2013
LRAD Corporation

	By:	/s/ Katherine H. McDermott
Katherine H. McDermott
Chief Financial Officer